UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2026

Black Hawk Acquisition Corporation

(Exact name of registrant as specified in its charter)

Cayman Islands	6770	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4125 Blackhawk Plaza Circle, Suite 166 Danville, CA	94506
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 217-4482

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Units, each consisting of one ordinary share and one-fifth of one right	BKHAU	The Nasdaq Stock Market LLC
Ordinary shares, par value $0.0001 per share	BKHA	The Nasdaq Stock Market LLC
Rights, each right entitling the holder to receive one ordinary share	BKHAR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 17, 2026, Black Hawk Acquisition Corporation (the “Company”) was advised that Michael Tolentino has been appointed as Chief Executive Officer (“CEO”) of Vesicor Therapeutics, Inc. (“Vesicor”), the Company’s proposed business combination target. Dr. Tolentino’s appointment as CEO was effective as of March 17, 2026, which is the date that Vesicor and Dr. Tolentino signed an Employment Agreement for his services as CEO of Vesicor (“Agreement”).

Luo Feng, the former chief executive officer of Vesicor, has assumed the position of Chief Scientific Officer of Vesicor, effective March 17, 2026.

Summary of Agreement. The Agreement between Vesicor and Dr. Tolentino (referred to as the ”CEO” in this paragraph) provides, in part, for: (1) Term. The initial term of the Agreement is 3 years from March 17, 2026 (“Term”). The Term renews annually after the expiration of the initial 3 years, unless terminated by Vesicor or the CEO at least 90 days prior to the expiration of the initial 3-year term or a one-year renewal period; (2) Base Salary. The base salary is $48,000, which is subject to a mutually acceptable revised amount if Vesicor raises a minimum of $5 million; (3) Annual Bonus. The Agreement provides for an ad hoc annual bonus at the discretion of Vesicor’s Board of Directors; (4) Termination. (a) The Agreement may be terminated due to death of CEO or CEO’s disability that prevents performance of CEO’s duties; (b) terminated for ‘cause’ by Vesicor (‘cause’ being defined in the Agreement); (c) terminated without cause by Vesicor upon 90 days’ prior written notice; or (d) terminated by CEO for any reason, including for “Good Reason” (as defined in the Agreement), provided that termination for Good Reason is subject to a 60 day cure period; (5) Compensation upon Termination. (a) If CEO’s employment is terminated for any reason during initial 3-year term, or not renewed after the initial 3-year term, or if CEEO terminates employment at the end of the initial 3-year term after the Company provides notice of intent not to renew the Agreement for reasons other than would provide grounds for a termination for cause, then Vesicor will pay the CEO earned and unpaid base salary, any accrued benefits, unpaid expense reimbursements and accrued and unpaid leave; or (b) if termination is for Good Reason or without cause, and the CEO signs a general release of claims, which is not revoked within a revocation period, then Vesicor will pay a severance amount that equals two times the then current base salary and target annual bonus and, subject to certain conditions, premium amounts owed for Vesicor group medical, dental and vision health insurance for CEO, if any, for 24 months; (6) Confidentiality. The Agreement imposes customary confidentiality, work for hire (including assignment of inventions) and non-solicitation obligations on the CEO, which obligations may be enforced by injunctive relief; (7) Non-Competition. The Agreement imposes a non-compete obligation on the CEO for term of employment and one year after the expiration or termination of term of employment, which non-compete restriction covers any business or services that directly competes with Vesicor in territories where Vesicor conducts business during the term of employment, subject to a carve out for ownership of 2% or less of any class of equity securities registered under the Securities Exchange Act of 1934 and listed on a national securities exchange and further subject to termination of the non-competition period if any owed severance payment under the Agreement is not paid by Vesicor and non-payment is a breach of the Agreement; and (8) the Agreement is governed by the laws of State of Florida.

The above summary of the Agreement does not disclose all terms and conditions of the Agreement, and the above summary is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is furnished as Exhibit 10.1 to this Current Report on Form 8-K.

Michael Tolentino Profile: Dr. Tolentino is a serial entrepreneur, retinal surgeon and longtime biotechnology leader and widely respected executive with more than 20 years of experience and deep relationships across the Drug Discovery, Pre-Clinical Development, Clinical Development, and Pharmaceutical Industry. In the Laboratory of Dr. Judah Folkman, he discovered the importance of the VEGF pathway in retinal disease and cancer. While at Harvard Medical School, he helped invent and pre-clinically develop Avastin with Genentech, the drug that launched both the retinal and oncologic anti-VEGF industry. He subsequently invented and was the pre-clinical and clinical developer of Bevasiranib, the first RNA interference and siRNA drug taken to clinic for diabetic retinopathy and macular degeneration. He was the Founder and served as CEO, CSO and CMO of Acuity Pharmaceuticals, which merged to form OPKO Health (NASDAQ: OPK) in 2007. Dr. Tolentino is 59 years old and resides in Central Florida.

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Dr. Tolentino also:

■	Co-founded and was a Board member of Panther Pharmaceuticals from 2018-2023. Concurrently, he was the Co-founding physician and partner of Vision Integrated Partners, a PE-funded ophthalmic roll-up where he founded, directed and incorporated a clinical trial site management organization called Blue Ocean Clinical Research that ran clinical trials with Dr. Tolentino as the principal investigator.

■	Co-founded Aviceda Therapeutics, invented AVD-104 and served as CSO from 2018-2021 and CTO/CIO from 2018 until 2025, when Aviceda secured $207.5 million Series C financing. He also served on the board of the company from 2018-2024 and helped design and manage the Phase 2-3 clinical trial.

■	Is the Co-founder, CEO and Chairman of Avdarna Therapeutics since 2021. Avdarna is a pre-clinical to clinical developer of novel AI-generated proprietary protein/peptide therapeutics that mimic and enhance the efficacy of current blockbuster drugs like GLP-1, GIP-1, glucagon agonists, checkpoint inhibitors, targeted nucleotide therapeutic gene delivery, cancer-targeted antibodies, nanobodies and ADCs. Avdarna is the pre-clinical to clinical developer for assets generated by Aikium.

■	Was a Co-founder and Chief Development Officer of Aikium, Inc. Aikium is revolutionizing therapeutics discovery and development with Yotta-ML, the world’s first proprietary 10^24 protein/peptide sequence structured data-set trained, drug discovery AI platform. The Yotta platform is taught to identify therapeutic agonists or antagonists that bind clinically validated targets such as GLP-1, GIP-1, Glucagon, and checkpoint receptors, as well as previously undruggable targets such as GPCRs, cancer associated antigens, and intracellular proteins. Aikium with Avdarna is rapidly developing novel therapeutics replacing drugs going off patent with more efficacious, longer acting, less toxic, multi-specific and oral drugs. Aikium has also identified protein binders to be developed for novel targets leading to the next-generation peptide/protein therapeutics, antibody drug conjugates, gene therapies and beyond. Cancer antigen targeted peptides discovered by Aikium can be conjugated to microvesicles and be used to specifically target cancer cells for p53 gene delivery and other cancer killing agents such as topoisomerase inhibitors, alkylating agents and microtubule inhibitors.

Mr. Tolentino does not have any direct or indirect material interest in any transaction required to be disclosed under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD

On March 17, 2026, the Company issued a press release in connection with the appointment of Dr. Tolentino as Chief Executive Officer of Vesicor, as reported under Item 5.02 above. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information contained in this Item 7.01 of this Current Report on Form 8-K, including the accompanying Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filings, unless expressly incorporated by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Employment Agreement, dated March 17, 2026, by Vesicor Therapeutics Holdings, Inc. and Dr. Michael Tolentino
99.1	Press Release, dated March 17, 2026, re: Appointment of Dr. Tolentino as Chief Executive Officer of Vesicor Therapeutics, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Black Hawk Acquisition Corporation

By:	/s/ Kent Louis Kaufman
Kent Lous Kaufman, Chief Executive Officer

Date: March 17, 2026

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